Exhibit 5.4

August 20, 2014

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE

Atlanta, GA 30326

For the benefit of all Holders participating

In the Exchange Offer

Re:                          Local Counsel Opinion in Connection with Registered Exchange Offer

Ladies and Gentlemen:

We have acted as special Indiana counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the “Company”), and each of Haverstick Consulting, Inc., an Indiana corporation (“Haverstick), HGS Holdings, Inc., an Indiana corporation (“HGS”) and Rocket Support Services, LLC, an Indiana limited liability company (“Rocket”) and together with Haverstick and HGS (collectively the “Indiana Subsidiaries”), and individually each an (“Indiana Subsidiary”), pursuant to Section 6(q) of that certain Registration Rights Agreement dated May 14, 2014, by and between the Company, SunTrust Robinson Humphrey, Inc. and the other initial purchasers listed thereto (“Registration Rights Agreement”), in connection with the Registration Statement on Form S-4 filed on August 20, 2014 (the “Registration Statement”) by the Company and the additional registrants named therein with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange an aggregate principal amount of up to $625,000,000 of the Company’s unregistered 7.000% Senior Secured Notes due 2019 (“Unregistered Notes”), for new registered notes with terms substantially identical to the Unregistered Notes.

The Unregistered Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of May 14, 2014 (the “Indenture”), between the Company, the subsidiary guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as Trustee.  The Exchange Notes will be unconditionally and irrevocably guaranteed (“Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.

In connection with the opinion set forth below, we have examined (i) the Registration Statement; (ii) the Indenture; (iii) the articles of incorporation or articles of organization, as the case may be, the bylaws or operating agreements, as the case may be, and other constituent

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documents of each of the Guarantors listed in the attached Exhibit A (collectively, “Indiana Guarantors”); and (iv) certain resolutions adopted by the Board of Directors or other governing body of each of the Indiana Guarantors (or of its manager).  We also have made such investigations of law and examined original or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed.

With your approval, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments.  We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana.  To the extent that any portion or portions of the Transaction Documents are governed by the laws of any jurisdiction other than those of the State of Indiana, we express no opinion with respect to such portion or portions.

Except as described in this letter, we are not generally familiar with the Indiana Subsidiaries’ businesses, records, transactions or activities.  Our knowledge of their businesses, records, transactions and activities is limited to the information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Subsidiaries in connection with this opinion letter.  We have examined copies, certified or otherwise identified to our satisfaction, of the documents listed in the attached Exhibit A, which is made a part hereof.  For the purposes of this opinion, the documents listed as items 1 through 2, inclusive, in Exhibit A are hereinafter referred to as the “Transaction Documents,” and the documents listed as items 3 through 17, inclusive, in Exhibit A are hereinafter referred to as the “Authorization Documents.”

We have relied upon and assumed the truth and accuracy of the factual representations, certifications and warranties made in the Transaction Documents and Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein.  Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of the Company and the Indiana Subsidiaries, no information has come to the attention James A. Butz, Neil Ganulin or Robert R. Anderson of Frost Brown Todd LLC that would give us actual knowledge of the existence or absence of such facts.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Company or the Indiana Subsidiaries.  Our representation of the Company and the Indiana Subsidiaries is limited to the transactions contemplated by the Transaction Documents and other matters specifically referred to us by the Company and Indiana Subsidiaries.

In rendering this opinion letter to you, we have assumed without independent investigation and with your permission:

(a)                                 The genuineness of all signatures, the legal capacity and competency of natural persons executing the Transaction Documents and the Authorization Documents, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

(b)                                 The documents that have been or will be executed and delivered in consummation of the transactions contemplated by the Transaction Documents are or will be identical in all material and relevant respects with the copies of the documents we have examined and on which this opinion is based.

(c)                                  Each party to the Transaction Documents (other than the Indiana Subsidiaries) (i) has been duly organized, is validly existing, and where applicable is in good standing or in existence under its jurisdiction of incorporation, organization or registration, (ii) has full corporate or other organizational power and authority to enter into, execute, deliver, receive and perform each of the Transaction Documents, and (iii) is qualified, to the extent that qualification is necessary, and authorized to do business in the State of Indiana.

(d)                                 The entry into, execution, delivery, receipt, and performance of the Transaction Documents by each of the parties thereto (other than the Indiana Subsidiaries) has been duly authorized by all requisite action on the part of such parties.

(e)                                  The provisions of the Transaction Documents which are expressly stated to be governed by the laws of any state other than the State of Indiana constitute the valid, legal, binding and enforceable obligations of the parties thereto in accordance with the terms thereof under the laws of such other state, and no provision of the laws of any other state that are applicable to the Transaction Documents violates the public policy of the State of Indiana or the purpose of any Indiana law such that a court would determine that the public policy of the State of Indiana would require it to be applied in any specific instance.

(f)                                   Each of the Transaction Documents has been appropriately completed, executed and delivered (other than by the Indiana Subsidiaries) in the forms submitted to us for review, with all appropriate schedules and exhibits attached and all blanks appropriately filled in.

(g)                                  The execution and delivery of the Transaction Documents by all parties thereto will be free of intentional or unintentional mistake, misrepresentation, concealment, fraud, undue influence, duress or criminal activity.

(h)                                 All terms and conditions of or relating to the transactions described in the Transaction Documents are correctly and completely contained in the Transaction Documents, and the Transaction Documents have not been amended or modified by oral or written agreement or by conduct of the parties thereto; and there are no other agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement, qualify or render invalid or unenforceable any of the terms and provisions of the Transaction Documents that are opined on herein.

(i)                                     The Authorization Documents are accurate and have not been amended or rescinded.

(j)                                    All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.  With respect to the collateral that is described in the Registration Statement filed by the Company (the “Collateral”), the Company’s subsidiaries party thereto and Wilmington Trust, National Association, as collateral agent (the “Collateral Agent”) for the benefit of the parties (as defined therein), (i) the Indiana Subsidiaries have rights within the meaning of the Uniform Commercial Code as adopted in Indiana (the “Indiana UCC”) in the Collateral as to which perfection or nonperfection of a security interest therein is governed by the provisions of the Indiana UCC (the “Indiana Collateral”), (ii) the descriptions of the Indiana Collateral accurately and reasonably identify the property intended to be completely described in the Registration Statement, (iii) the security interests granted by the Indiana Subsidiaries in the Indiana Collateral have attached within the meaning of Section 9.1-203 of the Indiana UCC on the date hereof, and (iv) the Indiana Subsidiaries have been, or will be, furnished with a copy of their UCC Financing Statements as required by Section 9.1-502(f) of the Indiana UCC.

(k)                                 The name and address of the Collateral Agent as set forth in the Registration Statement is the correct name and mailing address for the Collateral Agent, and the address of the Collateral Agent set forth therein is an address from which information regarding the security interests in the Indiana Collateral may be obtained.

(l)                                     The Registration Statement will be duly and properly filed in the appropriate records of the United States Securities and Exchange Commission, and all applicable fees imposed with respect to the Registration Statement will be paid.

(m)                             Each Indiana Subsidiary has received reasonably equivalent value in exchange for its guarantee of the Company’s obligations pursuant to the provisions of the Indenture.

(n)                                 The respective factual representations, statements and warranties of the Company and the Indiana Subsidiaries in the Transaction Documents and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

(o)                                 We have not examined and render no opinion regarding any document incorporated by reference into any of the Transaction Documents, and we have assumed, with your permission, that any such document so incorporated does not affect the opinions hereby given.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.                                      Each of Haverstick and HGS is a corporation incorporated and, based solely on its Certificate of Existence, and in existence under the laws of the State of Indiana.

2.                                      Rocket is a limited liability company organized and, based solely on Rocket’s Certificate of Existence, and in existence under the laws of the State of Indiana.

3.                                      The Indenture has been duly authorized, executed and delivered by each of the Indiana Guarantors.

4.                                      The Guarantees have been duly authorized by each of the Indiana Guarantors.

Each of the opinions set forth above is limited by its terms and subject to the assumptions hereinabove stated and is further subject to the following qualifications, exceptions and limitations, none of which shall limit the generality of any other assumption, qualification, exception or limitation.

A.                                    Without limiting the generality of any other exception, limitation or qualification, we express no opinion in this letter with respect to (i) the application of any law, statute, rule or regulation relating to the environment, health or safety; (ii) any law, statute, rule, or regulation that may apply to any party as a result of its activities in the State of Indiana that are not directly related to or taken in connection with the Transaction Documents; (iii) any provisions of the Transaction Documents pertaining to consent to jurisdiction in so far as it relates to federal courts or agreements stating that failure to exercise or delay in exercising rights will not operate as a waiver of the right or remedy; and (iv) any purported waiver or purported consent relating to any other rights of any party, or duties owed to any of them, existing as a matter of law, including without limitation the purported waiver of any party’s right to a jury trial.

B.                                    We express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules, and regulations of counties, towns, municipalities or special political subdivisions.

C.                                    We have not considered and do not express an opinion with respect to any Federal or state (including Indiana) securities, tax, or antitrust laws and regulations.  Our opinions set forth in this letter are expressly subject to the effect of the application of all Federal and state (including Indiana) securities, tax and antitrust laws and regulations.

D.                                    We have made no search of the public records to determine the existence of any legal proceedings involving any Indiana Subsidiary.

E.                                     In rendering the opinions expressed above, we have not undertaken any investigation of the business, property or affairs of any Indiana Subsidiary or any other party to the Transaction Documents.  We have not considered and do not express an opinion with respect to the performance by any Indiana Subsidiary of its covenants and agreements in the Transaction Documents to operate its business in any specified manner.

F.                                      We express no opinion as to whether the execution, delivery or performance by any Indiana Subsidiary of any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of such Indiana Subsidiary.

G.                                    The validity, binding effect and enforceability of the Transaction Documents are subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, equity of redemption, moratorium laws, or similar laws affecting the rights of creditors or debtors generally, laws concerning environmental effects or promulgated by environmental agencies, racketeer influenced and corrupt organizations (RICO) statutes, securities laws, tax laws, and the application of general principles of equity (regardless whether such enforceability is considered in a proceeding at law or in equity), including, without limitation, equitable defenses, limitations on the availability of equitable remedies, and concepts of materiality, reasonableness, unconscionability, good faith and similar doctrines affecting the enforceability of agreements generally.

As used herein, the phrases “to our knowledge,” “known to us” or similar phrases mean we have relied solely upon (i) the representations made in the Transaction Documents, (ii) the Authorization Documents, and (iii) the actual knowledge of the limited number of attorneys in this firm who have been principally involved in the representation of the Company and the Indiana Subsidiaries in the transactions, obtained in the scope of such representation and without (unless expressly described herein) any independent investigation or inquiry, and no inference as to our knowledge concerning factual matters should or may be drawn.

The opinions expressed herein are matters of professional judgment, are not a guarantee of a result and are effective only as of the date hereof.  We do not undertake to advise you of any matter within the scope of this letter that comes to our attention after the date of this letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.  We express no opinion other than as hereinbefore expressly set forth.  No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We hereby consent to the (i) filing of this opinion as an exhibit to the Registration Statement, and (ii) reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving these consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

We understand that the DLA Piper LLP (US) intends to rely on this opinion letter for the purposes of the opinion such firm expects to deliver in connection with the Registration Statement, and we hereby consent to such reliance as though this opinion were addressed to such firm.  The foregoing opinion shall not be relied upon for any other purpose or by any person other than DLA Piper LLP (US) and the addressees hereof and any participant, successor or assignee of any addressee (including successive assignees) or for any other purpose.  The use or reliance upon this opinion letter by any other person or entity without our prior written consent is strictly prohibited.

This opinion speaks as of its date only and is based upon facts and law in existence on the date hereof, and we disclaim any undertaking to advise you of changes occurring after the date hereof.

Very truly yours,

FROST BROWN TODD LLC

/s/ Frost Brown Todd LLC

EXHIBIT A

LIST OF DOCUMENTS REVIEWED

1.                                      Indenture, dated May 14, 2014, by and among the Company, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Agent (“Indenture”).

2.                                      Registration Statement, dated August 20, 2014, by and among the Company, the subsidiary registrants listed thereto, filed with the United States Securities and Exchange Commission (“Registration Statement”).

3.                                      Certificate of Existence for Haverstick issued by the Indiana Secretary of State, dated August 11, 2014 (“Haverstick’s Certificate of Existence”).

4.                                      Certificate of Existence for HGS issued by the Indiana Secretary of State, dated August 11, 2014 (“HGS’s Certificate of Existence” and together with Haverstick’s Certificate of Existence, the “Certificates of Existence”).

5.                                      Certificate of Existence for Rocket issued by the Indiana Secretary of State, dated August 11, 2014 (“Rocket’s Certificate of Existence”).

6.                                      Articles of Incorporation of Haverstick, as certified by the Indiana Secretary of State on October 15, 2013, to be a true and complete copy of the Articles of Incorporation of Haverstick, as amended and restated, and as further certified by an authorized officer of Haverstick as of the date hereof to be a true, current and complete copy thereof (“Haverstick Articles of Incorporation”).

7.                                      Articles of Incorporation of HGS, as certified by the Indiana Secretary of State on October 15, 2013, to be a true and complete copy of the Articles of Incorporation of HGS, as amended and restated, and as further certified by an authorized officer of HGS as of the date hereof to be a true, current and complete copy thereof (“HGS Articles of Incorporation”).

8.                                      Articles of Organization of Rocket, as certified by the Indiana Secretary of State on October 15, 2013, to be a true and complete copy of the Articles of Organization of Rocket (“Rocket Articles of Organization”).

9.                                      Code of Bylaws of Haverstick, as certified by an authorized officer of Haverstick as of May 14, 2014, to be a true and complete copy of the Bylaws of Haverstick, as amended and restated (“Haverstick Bylaws”).

10.                               Code of Bylaws of HGS, as certified by an authorized officer of HGS as of May 14, 2014, to be a true and complete copy of the Bylaws of HGS, as amended and restated (“HGS Bylaws”).

11.                               Operating Agreement of Rocket, as certified by an authorized officer of the Manager of the Rocket as of May 14, 2014, to be a true and complete copy of the Operating Agreement of Rocket, as amended and restated (“Rocket Operating Agreement”).

12.                               Resolutions of the Board of Directors of Haverstick, as certified by an authorized officer of Haverstick as of May 14, 2014.

13.                               Resolutions of the Board of Directors of HGS, as certified by an authorized officer of HGS as of May 14, 2014.

14.                               Resolutions of the Manager of Rocket, as certified by an authorized officer of the Manager of Rocket as of May 14, 2014.

15.                               Officers’ Certificate of Haverstick, dated May 14, 2014, as to certain factual matters (“Haverstick Officer’s Certificate”).

16.                               Officers’ Certificate of HGS, dated May 14, 2014, as to certain factual matters (“HGS Officer’s Certificate”).

17.                               Officers’ Certificate of Rocket, dated May 14, 2014, as to certain factual matters (“Rocket Officer’s Certificate,” and together with the Haverstick Officer’s Certificate and the HGS Officer’s Certificate, collectively, the “Officer’s Certificates”).